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                                                                    EXHIBIT 23.2


We consent to the use in this Amendment No. 1 to Registration Statement No, 333-41939 of Stellex Industries, Inc. on Form S-4 of our report dated December 5, 1997 relating to the balance sheet of Stellex Industries Inc. as of September 5, 1997; our report dated November 4, 1997 relating to the financial statements of the Tactical Subsystems and Microwave Devices Sectors of the Watkins-Johnson Company; and to the references to us under the heading 'Experts.'


/s/ Deloitte & Touche LLP


San Jose, California
January 15, 1998